Exhibit 10.7

                              INVESTMENT AGREEMENT

         MADE AND SIGNED IN FAX ON THE 27 DAY OF THE MONTH OF MAR, 2008

BETWEEN:       EASY ENERGY INC.
               OTC Company registred under the laws of the State of Nevada (may 17, 2007)
               49 Ha'aroshet St. P.O.BOX 6409,
               Karmial 20100, Israel

               (hereafter: the "COMPANY ")                    OF THE FIRST PART;

AND BETWEEN:   MAIR DUKE.
               S.S.N 186643876
               of 12300 Highgrove CT Raisterstown
               Maryland 211136
               Email: meir@barefeetshoes.com
               (hereafter: the "INVESTOR")
                                                              OF THE OTHER PART;

WHEREAS: The Company is a public company registered under the law of the state of Nevada USA.

AND WHEREAS:   The Investor is  interested  purchasing  shares in the Company by means of a private allocation.

AND WHEREAS:   The Company is  interested in  allocating  Company  shares to the
               Investor as specified below in this Agreement;

 THEREFORE IT IS DECLARED, STIPULATED AND AGREED BETWEEN THE PARTIES AS FOLLOWS:

1. PREAMBLE AND INTERPRETATION.

     1.1 The Preamble to this Agreement forms an inseparable part of this Agreement and will be read as one with its other appendices.

     1.2 The headings to the clauses in this Agreement are solely for convenience and they should not be attributed with any weight for purposes of its interpretation.

     1.3 No alteration, addition to or diminution of this Agreement will be valid after the date on which it is signed unless made in writing and signed by all the Parties.

     1.4 No provision in the terms and provisions contained in this Agreement is intended to derogate from another term or provision of this
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          Agreement  but  to  add  thereto,  unless  otherwise  stated  in  this
          Agreement.

     1.5 A provision and/or expression in the singular will also include the plural and vice-versa, a provision and/or expression in the feminine will also include the masculine and vice-versa and a reference to a person will also include a corporate body and vice-versa.

     1.6 Any appendix that is attached to this Agreement forms an inseparable part of the Agreement.

2. THE COMPANY'S DECLARATIONS

     The Company hereby declares, confirms and undertakes, at the time of signing this Agreement as follows:

     2.1  The Company is a public company.

     2.2  The Company is registered in Nevada in the United States.

     2.3 The Company was duly registered and is qualified to conduct its business as conducted at present, to sign this Agreement and to perform all the activities undertaken therein.

     2.4 Signing this Agreement does not constitute a breach of the Company's Articles of Association, it does not contain any inconsistency with the Company's Articles of Association and, to the best of the Company's knowledge, it does not violate the provisions of law or of an agreement or of a competent authority.

     2.5 The Company was duly registered pursuant to the provisions of the STATE OF NEVADA COMPANIES LAW (hereafter: the "COMPANIES LAW") is fully valid as at the date on which this Agreement is signed. In addition, the Company has not received any notice that it is about to be deleted from the Companies Registrar up until the date on which this Agreement is signed. The Company is unaware that any dissolution proceedings or receivership proceedings are being conducted against the Company as at the date on which this Agreement is signed and no warnings have been received of the intention to institute proceedings as stated.

     2.6 Immediately prior the signing of this Agreement the registered share capital of the Company is composed of 100,000,000 Common Stock of US$0.0001 par value each and 50,000,000 Preferred Stock of US$0.0001 par value each.

     2.7 The Company's issued and outstanding share capital immediately prior to the investment is composed of 8,033,319 Common Stock of US$0.0001 par value each, of which, 5,000,000 Common Stocks are held by persons who are affiliates of the Company and therefore are not eligible for

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          sale  pursuant to rule 144 under the  Securities  Act of 1933 (hereby:
          the "BLOCKED SHARES"), and of 3,033,319 which are publicly held and are eligible for sale by their holders (hereby: "ORDINARY Shares").

     2.8 The following persons are the current acting directors of the Board of Directors of the Company Mr.Guy Ofir (President) and Mr. Emanuel Cohen (Secretary and Treasurer).

     2.9  The  Company  has  not  declared  any  dividend   that  has  not  been
          distributed and no decision has been taken for the distribution of bonus shares that have not been distributed.

     2.10 The Company conducts its affairs according to any law and according to the instructions of all authorized authorities and is the bearer of all licenses and permits, necessary by law, to conduct its affairs.

     2.11 Except as detailed in the Company's SB-2/A the Company has no other asset.

     2.12 In consideration for the payment of the sum mentioned in article 4.1 hereby and on the mentioned date thereby - the Company shall allocate to the Investor such number of Company shares as described in ANNEX A to this Agreement.

3. THE INVESTOR'S DECLARATIONS

     The Investor hereby declares, confirms and undertakes, at the time of signing this Agreement as follows:

     3.1 The Investor undertakes that there is no violation of law or any third party rights whatsoever in the commitment in this Agreement.

     3.2 The Investor approves that he is aware that the shares which shall be allocated to him according to this Agreement, are allocated to him without any declaration, representation or indemnification (AS IS) (except as mentioned in this Agreement), when they are free of any debt, encumbrance, lien, subjection and/or any other third party rights.

     3.3 The Investor declares that, except for the representations which are described in this Agreement and the public reports made by the Company the Company and/or any one on its behalf has not provided the Investor, with any representation, promise, forecast which pertain to the Company and/or its affairs, and that the Investor has not relayed in its decision to purchase the shares on any document or information which is not publicly known.

     3.4 The Investor warrants that he has the financial capability to execute the investment according to this Agreement, and has the financial

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          experience  and knows how in order to estimate  the risks  involved in such investment.

     3.5 The Investor declares that he is an experienced investor, that the use of the consideration is as described in article 5 to this Agreement, and that he is aware of the risks involved in investing in start up companies.

     3.6 The Investor further warrants that he has considered the tax implications which apply to him in connection of the execution of his investment and that the Company has not presented him with any representation in accordance with such tax implications.

     3.7 If Investor is a corporation, then the Inventor declares that the corporation was duly incorporated under the instruction of the Israeli Law, has the requisite power to sign and obligate under this agreement and that all authorized organs of the Investor have undertaken the necessary resolutions in order undertake the commitments in this Agreement. As long as pertains to the Investor, the obligations taken under this Agreement are not in breach of any legal order, agreement or decree, and are not subject to any other authorization or agreement.

     3.8 . The Investor declares that prior to signing this Agreement he has made a legal and accounting due diligence of the Company, that the Company and its advisors have cooperated with the Investor in accordance with the due diligence review, answered all of the Investor's question and have provided Investor with all documents which were requested by him.

4. THE TRANSACTION

     4.1 In consideration for the allocation, at the closing date of such number of the Company's Blocked Shares as detailed in Annex A' to this Agreement, according to a rate of US$0.7 per share (the "SHARES"), the Investor shall invest, simultaneously with the aforementioned allocation, at the closing date the cash sum detailed in Annex A to this Agreement (the "CONSIDERATION").

     4.2 Immediately prior to the Closing and after the signing of this Agreement the Company intends to split its shares into 1:10 ratio so that each one share of US$0.0001 par value shall equal to 10 shares of US$0.00001, so that at the time of allocation of the Shares to the investor each share shall be valued at a rate of US$0.07 (the:
          "Split").

     4.3 All the obligations according to this Agreement are considered as the situation after the Share Split.

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     4.2  the Shares  allocated to the Investor under the term of this agreement shall be protected by Ratchet Mechanism for a period of 18 months.

          In this article 4.2 RATCHET MECHANISM shall have the following meaning
          - at the end of a period of 18 months from Closing only in an event that the Company's share price shall be less than US$0.07 per share, in order to protect the Investor for his investment of US$300,000 in consideration for the Shares, the Investor shall be entitled for an allocation of such number of shares from the Company representing the difference between US$0.07 and the average share price 30 days prior to the end of the aforementioned 18 month period (hereby: the "Deadline") according to the following formula:

          "N" - Number of Issued and outstanding shares (80,333,319) on a fully diluted basis.

          "P1" - $0.07

          "P2" - Average Price per share during a period of 30 days prior to the end of a period of 18 months from closing.

          "I" - amount invested by Investor (US$300,000)

          "CV" - Company Value = N*P

          "X" - Number of Blocked Shares which was issued to Investor at the Closing.

          "S" - Number of shares that ought to be held by Investor at the end of 18 months according to the Ratchet Mechanism.

          "T" -Number of shares that should be allocated to Investor after 18 months according to the Ratchet Mechanism.

          CV = N*P1

          X = I/P1

          S = I/P2

          T = S-X

     4.3 The shares shall be allocated free and clear of any subjection, lien, encumbrance, claim or any other third party rights.

     4.4 The Ordinary Shares confer upon their holders all rights accruing to a ownership of the Company, including among other, the right to participate and vote in the Company's shareholders meetings, whether ordinary, special or extra ordinary, the right to partake in the distribution of dividends, bonus shares, rights and similar, and also

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          the right to share in the  distribution  of the Company's  assets upon liquidation or dissolution, all as described in the Company's Articles of Association.

     4.5 Furthermore the shares shall confer upon its holders the right to participate and vote in the general meetings on which agenda there shall be the appointment of members to the Board of Directors of the Company, there dismissal and the appointment of their replacements and any other similar decisions pertaining to the directors, all pursuant to the Company's Incorporation documents as shall be set from time to time.

     4.6 In the event the Company shall register the Blocked Shares for trade the Company shall commits to register the shares allocated in the Investor for trade as well.

5. USE OF CONSIDERATION

     5.1 The Consideration which shall be received in accordance with this Agreement shall be used by the Company for its promotion and its day to day activity.

6. SUSPENDING CONDITIONS

     6.1 This Agreement is subject to the approval of this Agreement by the Company's board of directors.

7. THE CLOSING

     The parties shall sign this Agreement by Fax (the "CLOSING DATE") and shall take the following actions.

     7.1 The Company shall deliver the Investor the authorized copy of the authorizations and certificates according to article 6 above.

     7.2 The Investor shall transfer the Consideration amount to the trustee account of Attorney Victor Tshuva (the "Trustee") according to the account details which shall be provided by the Trustee.

     7.3 The Company shall allocate the Shares to the Investor, register him in the Company's shareholders registration book as a shareholder and shall issue him a share certificate for that affect.

     7.4 The parties shall undertake any other action necessary for the completion of the transaction according to this Agreement.

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8. TAXES AND EXPENSES

     8.1 The Company shall bear all of the expenses deriving from the share allocation subject of this Agreement.

     8.2 Each party shall bear the taxes which apply to it as a result of the share allocation subject of this Agreement.

9. GENERAL

     The Parties undertake to act in good faith and in mutual cooperation in order to implement the provisions of this Agreement and to take any action, to sign any document and to obtain any authorization that is required for the proper implementation of the provisions of this Agreement.

10. NOTICES

     10.1 A notice that is sent by registered mail to the Parties' addresses as specified in the Preamble to this Agreement, will be deemed to have been received by the Party to which it is addressed within 24 hours of the time of its dispatch. If a notice as aforesaid is delivered by hand, it will be deemed to have been received at the time of its delivery.

     10.2 Either Party may change its address for purposes of this Agreement to another address in Israel in a written notification that will be delivered to the other Party at its address as stated.

AND IN WITNESS WHEREOF THE PARTIES HAVE SET THEIR HANDS IN THE PLACE AND ON THE DATE


The Investor                                                    The Company
/s/ Meir Duke                                                   /s/ Easy Energy

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                                     ANNEX A

Number of Shares to be allocated: 4,285,714
Amount Invested by Investor in consideration for the Shares: US$300,000


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